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                               AGREEMENT OF LEASE
                        SAINT PAUL EXECUTIVE SUITES INC.
                    6 WEST FIFTH STREET, ST. PAUL, MINNESOTA
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         THIS  AGREEMENT OF LEASE  ("Lease") is made and entered into as of July
27, 1999 by and between SAINT PAUL EXECUTIVE SUITES, INC. d.b.a. LES WORK EXECUTIVE SUITES, INC. ("Landlord") and Hanover Capital partners, LTD., ("Tenant").

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       THE LEASED PREMISES.
         Landlord leases to Tenant, and Tenant rents of and from Landlord, part of 6 West Fifth Street, as described and shown on Exhibit A, attached hereto and made a part hereof. Said portion of 6 West Fifth Street is referred to herein as the "Leased Premises".

2.       TERM.
         The term of this lease shall be for a period of approximately 1 year commencing September 1, 1999, or the date of Tenant occupancy, whichever occurs earlier, and terminating August 31, 2000, unless terminated earlier as provided herein.
         The Tenant agrees to give the Landlord thirty (30) days written notice before the expiration of the lease of the Tenants' intention to vacate at the end of this lease, otherwise the Landlord will have the option of continuing this lease on a Month-to-Month basis, from such expiration, and any subsequent expirations.

3.       MONTHLY RENT.
         Commencing September 1, 1999, Tenant shall pay to Landlord, payable at the address designated in this Lease for service of notice upon Landlord, or at such other place as Landlord may designate in writing to Tenant, exclusive of any other charge to be paid by Tenant, the following, payable in equal consecutive monthly installments, in advance, on or before the 10th day of each month through and including August, the sum of: $695.00 ($525.00 Rent + $130.00 Answering + $40.00 Fax/Modem) per month

4.       SECURITY/DAMAGE DEPOSIT.
         Landlord acknowledges receipt of security deposit in the amount of $595 currently on file. Deposit will be refunded upon TENANT(S) vacating the premises, less any past due balances and/or the cost of repairs due to damage above and beyond reasonable wear and tear. This deposit may not be used as last month's rent.

5.       USE OF LEASED PREMISES.
         Tenant, and its approved sublessee, shall use the Leased Premises for general office purposes only.

6.       USE OF COMMON AREAS.
         Tenant shall have the non-exclusive use, in common with others entitled to use the same, of the common areas of 6 West Fifth Street. "Common areas" shall include, without limitation, access facilities, walkways, stairways, elevators, hallways and public restrooms.

7.       RULES AND REGULATIONS.
                  A. Tenant's exclusive use of the Leased Premises and non-exclusive use of the common areas shall be subject to the terms and conditions of this Lease and all reasonable rules and regulations prescribed by Landlord from time to time with respect to the operation of Six West Fifth Street, and its common areas.


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                  B. No smoking by any persons of any tobacco or similar
         products, including but not limited to cigarettes, cigars, pipes or any use of `chewing tobacco,' is allowed within any of Landlords areas. Including but not limited to Tenant's suites, common areas, kitchen, restrooms, stairwells or elevators.

8.       UTILITIES AND SERVICES.
         Provided Tenant is not in default under any of the terms or conditions of this Lease, Landlord shall furnish such heat and air conditioning, electricity, water, sewage and elevator service in and about the Leased Premises as shall be necessary for the comfortable use and occupancy of the Leased Premises, at all times.

9.       ALTERATIONS AND IMPROVEMENTS BY TENANT.
         Tenant shall not make any material changes, additions, or improvements to the Leased Premises without the prior written consent of Landlord.

10.      MECHANICS LIEN.
         Tenant shall pay timely for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises, at the direction or with the consent of Tenant. Tenant shall not permit any mechanics or similar liens to remain upon the Leased Premises incident to the foregoing. However, Tenant may contest the validity of such lien or claims, provided, Tenant shall give to Landlord, if required by Landlord, reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Leased Premises by reason of such non-payment. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Landlord, including but not limited to, all proper costs and charges, and shall cause such lien to be released of record without costs to Landlord.

11.      LANDLORD'S ACCESS.
         Landlord, its agent, employees and/or contractors, shall have the right to enter the Leased Premises at all reasonable times for the purpose of inspection, cleaning, repairing or improving the Leased Premises or other premises in the Building, including, not limited to, the right, but not the obligation, to install, maintain, use, repair, and replace the pipes, ducts, conduits, and wires leading through the Leased Premises, provided, that such entry shall be accomplished in a manner that will cause as little interference with and inconvenience to the Tenant's use as is reasonable under the circumstances. Any interference with or inconvenience to the Tenant arising out of the exercise by Landlord of the rights set forth in this paragraph shall not constitute a breach by Landlord of any of its agreements in this Lease, and shall not result in any diminution of rent or liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant's business. Landlord, or its agents, shall have the right to exhibit the Leased Premises to prospective tenants or to prospective purchasers at any time upon reasonable notice to Tenant.

12.      DAMAGE BY FIRE OR OTHER CASUALTY.
         If the Leased Premises are damaged or destroyed by fire or other casualty, and such damage or destruction is certified within a reasonable period of time thereafter, in writing, by a licensed contractor to be repairable within thirty (30) days after the date of such occurrence, this Lease shall remain in full force and effect, and Landlord, subject to the provisions hereinafter set forth, shall proceed with due diligence to repair such damage or destruction, at its expense, and in that event, there shall be a proportionate abatement of rent and all other charges for so much of the Leased Premises as may be untenantable until repair or restoration.

         If the Leased Premises are damaged or destroyed as above stated and cannot be repaired within thirty (30) days, either Tenant or Landlord may terminate this Lease.

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13.      TENANT INSURANCE.
         Tenant shall provide its own fire, extended coverage, and theft insurance covering all Tenant's personal property. Tenant agrees that it will not look to Landlord for reimbursement of any damage Tenant sustains during its occupancy from whatever cause, and Tenant shall indemnify, defend, and hold harmless therefore.

14.      ASSIGNMENT OR SUBLEASE.
         Tenant may not, voluntarily or by operation of law, assign or transfer this Lease, or sublease the whole or any part of the Leased Premises, without the prior written consent of Landlord, which consent will not be unreasonably withheld.

15.      NOVATION IN THE EVENT OF A SALE BY LANDLORD.
         In the event of the sale of the Leased Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby and such sale shall result automatically in the purchasers assuming and agreeing to carry out all the covenants and obligations of Landlord herein; provided, however, that Landlord shall not be released from any claim resulting from a default of Landlord occurring prior to the date of such sale.

16.      ESTOPPEL CERTIFICATE.
         Within ten (10) days after request therefore by Landlord, or in the event that upon any sale, transfer, or financing, an Estoppel Certificate shall be requested from Tenant, Tenant agrees hereby to deliver in recordable form an Estoppel Certificate to the Landlord, any proposed purchaser, transferee or lender, certifying to such correct facts relating to this Lease as may be requested reasonably by Landlord.

17.      REMEDIES OF LANDLORD.
         In the event that during the term of this Lease any of the following occur:

                  1. Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof, when the same shall be due and payable, and the same shall remain unpaid for a period of ten (10) days after the same is due; or

                  2. Tenant shall have failed to comply with any other provision of this lease or the laws or ordinances of the City of Saint Paul, the State of Minnesota, or the United States of America, and shall not have cured any curable failure within thirty (30) days after Landlord, by written notice, has informed Tenant of such noncompliance; provided, however, in the case of a default within a period of thirty (30) days, Tenant shall have such additional time to cure such default as may be reasonably necessary, provided Tenant proceeds promptly and with due diligence to cure such default after receipt of said notice;

the Landlord upon written notice to Tenant may elect either (i) to cancel and terminate this lease, and this lease shall not be treated as an asset of Tenant's estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this lease by serving ten (10) days written notice on Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

18.      DEFAULT BY LANDLORD.

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         Landlord shall not be deemed to be in default under this Lease until
Tenant has given Landlord written notice specifying the nature of the default which Landlord is obligated to cure, and Landlord does not cure such default within ten (10) days after receipt of such notice; provided, however, in the case of default which cannot be cured, with due diligence, within a period of ten (10) days, Landlord shall have such additional time to cure default as may be reasonably necessary, provided Landlord proceeds promptly and with due diligence to cure such default after receipt of said notice.

19.      SIGNS; WINDOW COVERINGS.
         Tenant shall not place or cause to be placed any sign or lettering on the exterior of the Building, in the halls or other common areas, or on the Leased Premises without the prior written consent of Landlord. Tenant shall have the right to place a sign or lettering on the entrance to the Leased Premises, and on any sign directory provided by Landlord, provided the location, style, text, size and color are first approved in writing by Landlord. Any sign or lettering not so approved may be removed by Landlord at Tenant's expense.

20.      CONDITION OF LEASED PREMISES AND LANDLORD'S PROPERTY AT TERMINATION.
         At termination of this Lease, Tenant shall vacate and deliver the Leased Premises, all partitions, improvements, alterations and other property of Landlord to Landlord in as good order and condition as the same were in on the commencement date, reasonable wear and tear excepted.

21.      NOTICES.
         All notices and communications of similar legal import from either Landlord or Tenant to the other shall be in writing and shall be considered to have been duly given or served if sent by first class mail, postage prepaid, or hand delivered to the party or parties at its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party or parties

         If to Landlord, to:

            Les Work, Inc.
            6 West Fifth Street
            Suite 700
            Saint Paul, MN  55102

         If to Tenant, to:

            Ralph Laughlin                        Herb Lethert
            Chief Financial Officer               Vice President
            Hanover Capital Partners. LTD.  and   Hanover Capital Partners, LTD.
            100 Metroplex                         6 Wets Fifth Street
            Suite 301                             Suite 700
            Edison, NJ 08817                      St. Paul, MN 55102

22.      GOVERNING LAW.
         This Lease shall be subject to and governed by the laws of the State of Minnesota, and all questions concerning the meaning and intention of the terms of this Lease and concerning the validity hereof and questions relating to performance hereunder shall be adjudicated and resolved in accordance with the laws of that state, notwithstanding the fact that one or more of the parties now is or may hereafter become a resident of a different state.


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23.      SHORT FORM LEASE.
         Neither party shall record this Lease without the written consent of the other party; however, upon the request of either Landlord or Tenant, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference. Any fees required to be paid in order to record such memorandum or short from of this Lease shall be paid by the party desiring to record such memorandum or short form of this lease.

24.      SERVICES.
         A. Landlord shall contract with a person or entity to provide to Tenant on a fee for services basis secretarial and word processing services, postage machine use based on actual Tenant usage, fax sending and receiving, delivery and pick-up, long distance telephone based on actual usage, telephone answering and photocopying, and the current rates for said services are set forth in Exhibit B attached hereto.

         B. Tenant shall not solicit or employ, directly or indirectly, as an employee, independent contractors, or otherwise, any person who has been employed by Landlord during the Tenant's occupancy of the Premises, or for a period of one (1) year after the termination of this Lease. In the event of a violation of this provision, due to the inability to accurately ascertain the amount of damages Landlord will suffer, Tenant shall pay to Landlord a sum equal to Ten Thousand and no/100 ($10,000.00) Dollars as liquidated damages, in addition to any other injunctive or other civil relief that may be available in the courts of the State of Minnesota.

         C. Landlord shall also provide a telephone answering service for Tenant and a receptionist during normal weekday business hours as prescribed by Landlord. Landlord owns the telephones and telephone system used at 6 West Fifth Street. Landlord shall maintain the telephones and telephone system during the term of this Lease and shall provide services as listed on Exhibit C at an additional charge as set forth in Exhibit C.

         D. Landlord shall provide photocopying equipment for use in common by other tenants, a mailbox, cleaning and janitorial service, a lobby office directory, nameplates for the exterior door of the Leased Premises and blinds for office windows.

         E. Tenant shall not install, or have installed within Landlord's space, any telephone lines, phones, fax lines, or modem lines for the purposes of faxing, modeming, telephone usage, `800' numbers or any other purpose, without the prior written consent of Landlord. Landlord has the option to install or provide such services, for the Tenant, using Landlord's telephone vendor, at an additional charge as set forth by Landlord. All long distance made from or through Landlord's telephone system shall be made through Landlord's long distance vendor.

         F. Tenant shall not install, or have installed within Landlord's space, any photocopiers or postage machines without prior written authorization from Landlord.

         The parties hereto have duly executed this Lease Agreement effective as of the date and year first above written.

         LANDLORD
             Saint Paul Executive Office Suites Inc.


             BY:
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                  Mark J. Stenglein
             ITS: President



         TENANT:


             BY:
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